Exhibit 10.1

ASSIGNMENT OF PURCHASE AGREEMENT

FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, MagneGas Corporation, a Delaware corporation (“Undersigned”) hereby grants, assigns, and transfers to its wholly owned subsidiary MagneGas Energy Solutions, LLC, a Delaware limited liability company (“Assignee”), “as is” and without recourse that certain MagneGas Systems Purchase Agreement entered into between the Assignor and Talon Ventures & Consulting GmbH on December 30, 2016.

TOGETHER and all rights accrued or to accrue under said MagneGas Systems Purchase Agreement “as is”.

Dated this 2nd day of October, 2017.

ASSIGNOR:

By:
Name:	Ermanno Santilli
Title:	Chief Executive Officer

ASSIGNEE:

By:
Name:	Ermanno Santilli
Title:	Chief Executive Officer